                                                                   EXHIBIT 10.43
Translation
from German
July 17, 2000

                                LEASE AGREEMENT

                                by and between

                                CMGI (UK) Ltd.
                                Hasilwood House
                                60 Bishopsgate
                              GB London EC2N 4AG

                                   - hereinafter referred to as "Tenant "-

                                   and

                                     DIFA
                 DEUTSCHE IMMOBILIEN FONDS AKTIENGESELLSCHAFT
                        Valentinskamp 20, 20354 Hamburg

                                   - hereinafter referred to as "Landlord" -

                    Contract No.:   0182.3.
                    (Please state in all correspondence and payments)

                    Object:  Chilehaus, Fischertwiete 2,  20095 Hamburg
                                                     (Office Space Euro)

                               TABLE OF CONTENTS
                            to the Lease Agreement
                                by and between
                                CMGI (UK) Ltd.
                                      and
                                     DIFA
                 DEUTSCHE IMMOBILIEN FONDS AKTIENGESELLSCHAFT

                                                                         Page
(S) 1     Premises                                                          3
(S) 2     Hand-Over of Premises and Purpose of Lease                        4
(S) 3     Commencement and Duration of Lease                                6
(S) 4     Notice of Termination                                             8
(S) 5     Rental and Inflation Proofing                                     8
(S) 6     Payment of Rental - Security                                     11
(S) 7     Ancillary Costs                                                  13
(S) 8     Heating Costs                                                    17
(S) 9     Breakdown of Heating and Technical Equipment as
          well as Supply System                                            18
(S) 10    Maintenance and Utilisation of Object as well as Premises        19
(S) 11    Subletting                                                       22
(S) 12    Installations and Alterations by the Tenant as well as
          Advertising and Special Operating Equipment                      23
(S) 13    Improvements and Structural Alterations by the Landlord          23
(S) 14    Liability of Landlord - Interferences by Third Parties           25
(S) 15    Insurances                                                       26
(S) 16    Access to Premises                                               26
(S) 17    Termination of Lease Agreement                                   27
(S) 18    Sale of Object                                                   28
(S) 19    General Provisions                                               29
(S) 20    Additional Provisions                                            30

Attachment 1        Ground Plan/Plan of fit-out
Attachment 2        Definition of Areas
Attachment 3        Description of Fit Out
Attachment 4        Lease Security1
Attachment 5        Security 2

                                     (S) 1
                                   Premises
                                   --------

(1) The Landlord is the owner of the property in 20095 Hamburg, Fischertwiete 2 (Chilehaus) which is hereinafter also described as "Object".

(2) The Landlord leases to the Tenant the following areas ("Leased Areas") in the Object, hereinafter also described as "Premises", the location of which (with the exception of the pro-rata common areas) is shown in the plans attached hereto as

                                 ATTACHMENT 1.


(2.1)  Office areas on the 2/nd/ floor including pro-rata
       common areas                                          appr.  1,103 m/2/
(2.2)  Filing areas on                                       appr.  m/2/
(2.3)  Storage areas on                                                     m/2/
(2.4)  Service Areas on                                                    m/2/
(2.5)  Parking Lots in the underground garage

       "Klosterwall"                                         10 lots
(2.6)  Outside parking lots             lots
(2.7)
(2.8)
(2.9)

(3) The size of the above mentioned Leased Areas has been determined in accordance with the Definition of Areas, attached hereto as

                                 ATTACHMENT 2.

       This size is being checked. In case of deviations, the following paragraph shall apply.

(4) Any deviation from the Leased Areas, as stated in para. (2) above, from the actual situation in the Premises by up to 1.5 % of all Leased Areas, as stated in para. (2) above, does not substantiate a claim for rental adjustment, i. e. neither for the Landlord nor for the Tenant. In case of a deviation by more than 1.5 %, the rental shall be adjusted in accordance with the full deviation. Upon expiration of one year after hand-over of the Premises, neither the Landlord nor the Tenant may demand such adjustment of the rental.

                                     (S) 2
                  Hand-Over of Premises and Purpose of Lease

(1) The Premises shall be handed over to the Tenant upon commencement of the lease. Upon hand-over, a joint hand-over protocol will be prepared showing any deficiencies and remaining work which the Landlord shall carry out forthwith. To the extent that the hand-over protocol does not contain any deficiencies/remaining work, the Tenant accepts the condition of the Premises as complying with the Agreement upon execution of the hand-over protocol, with the exception of hidden defects.

(2) Upon hand-over, the Tenant shall receive ten sets of keys to enter the Premises (but no keys for the doors within the Premises) and one code card per parking lot in the underground garage. Any additional keys or code cards required by the Tenant shall be made available to him without delay, at his costs.

(3) Firm signs in the central entrance area shall be designed and affixed in a uniform way. To the extent that the uniform design so permits, the Landlord shall consider requests from the Tenant. The same applies to guidance systems, if any. The costs of such uniform firm signs and a guidance system, if any, and the installation of same shall be borne by the Landlord. Any costs in connection with alterations and special requests shall be borne by the Tenant.

(4) For the duration of this Agreement, the Tenant wants to and shall operate an office for administration, distribution and technical support for the placement of new media in the internet in the Premises ("Purpose of the Lease"). Any change of the business/profession exercised in the Premises shall be subject to the prior written consent of the Landlord, which may only be refused for important cause. It shall be the sole sphere of responsibility of the Tenant to ensure that the Premises are economically suited for the Purpose of the Lease agreed upon herein.

(5) Pursuant to (S) 9 para. (2) UStG [Turnover Tax Law], the Landlord has opted for Value Added Tax for the Object. The Tenant shall exclusively utilise the Premises for turnovers which are subject to deduction of prior tax. If, contrary to the foregoing provision, the Tenant should carry out turnovers in the Premises excluding the deduction of prior tax, he shall so inform the Landlord forthwith. In such case, he shall be obligated to offset to the Landlord any disadvantage caused to the Landlord by the loss of the deduction of prior tax. Furthermore, the Tenant shall deliver to the Landlord, upon the latter's substantiated request, a written declaration to the effect that he utilises the Premises exclusively for turnovers which do not exclude the deduction of prior tax. To the extent that the Landlord has to furnish further proof in this regard to the tax authorities, the Tenant shall be obligated to furnish the pertinent proof to the Landlord or to furnish same directly to the tax authorities, to the extent this is sufficient for the Landlord to comply with his obligations.

(6) Government requests and orders which are exclusively based on the general condition and/or location of the Object shall be complied with by the Landlord. To the extent that government orders or the obtaining/maintaining of government permits are caused by the personal or special operational conditions of the Tenant or the special conditions of his commercial business, the Tenant shall be exclusively responsible for any measures and costs connected therewith. In this regard the Tenant shall also comply with future government requests and orders concerning the utilisation of the Premises, at his costs, even if same should be directed against the Landlord.

(7) The Landlord shall be free to lease other areas in the Object to third parties who pursue the same or similar purposes as the Tenant. The Tenant shall not be granted any protection from competition.

                                     (S) 3
                      Commencement and Duration of Lease

(1) The Lease Agreement shall commence ten weeks after grant of the building permit and signing by the last of the two parties ("Commencement of Lease"). If the Object has been fitted out earlier, the Landlord can request that handover is moved to an earlier date, not before August 31, 2000, however. In case the Tenant should refuse to accept the Premises which are in a condition complying with the Agreement, the obligation for payment of rental shall begin upon default of acceptance by the Tenant.

(2) In case the hand-over date, as stipulated in para. (1) above, is exceeded by more than one month, the Tenant may rescind the Agreement. Further claims of the Tenant shall be excluded, unless the Landlord had acted deliberately or with gross negligence.

(3) The Lease Agreement shall be entered into for a fixed period of five years, commencing as of the first day of the month following the commencement of the lease ("fixed lease period"). (Also read Sec. 20 paras
     3.3 and 3.4).

(4) The Tenant may demand in writing no later than one year before expiration of the option lease period, to resume negotiations on the renewal of this Lease Agreement at rentals and rental conditions to be newly negotiated. The rental to be newly negotiated shall correspond to the rental which can be obtained at the beginning of the last year of the option lease period at the location of the Object.

(5) Unless the parties hereto agree on a new rental and new conditions of a lease agreement up to ten months prior to the expiration of the option lease period by validly concluding a new lease agreement, this Lease Agreement shall be extended for an indefinite period of time, unless terminated at the latest nine months prior to the expiration of the option lease period by either party to the Agreement. If the Lease Agreement has been extended by an indefinite period of time, it may also be terminated with nine months' prior notice to the end of a month. The same applies if the Tenant has not demanded that negotiations on the renewal of this Lease Agreement be resumed pursuant to the foregoing para. (5) or has not exercised its option (cf. Sec. 20 para. 3.4).

(6) If the Tenant should continue to utilise the Premises upon expiration of the lease period, the Lease Agreement shall not be deemed extended. (S) 568 BGB [German Civil Code] shall not apply.

(7) In case of a complete destruction or the destruction of the major part of the Premises by an event for which the Landlord is not responsible (e. g. fire etc.), the Landlord shall have the discretion to decide whether or not to reconstruct the Premises. In case the Landlord should decide to reconstruct the Premises, the Tenant shall be bound by this Lease Agreement provided that the Premises are again made available to him within 12 (twelve) months after the event causing the destruction/damage. The obligation for payment of the rental shall, however, rest/be reduced for as long as the Tenant cannot utilise the Premises or can only use part of them in accordance with the Agreement.

                                     (S) 4
                             Notice of Termination

(1) Any notice of termination of the Lease Agreement must be given in writing. As regards the timely notice of termination, the date of receipt of the letter of termination shall be decisive and not the date of mailing.

(2) The Landlord and the Tenant may terminate the Lease Agreement for cause without observing a notice period. Furthermore, the Landlord may terminate the Lease Agreement forthwith, if

(2.1) the Tenant is in default in meeting his payment obligations or a substantial part of the rental for two consecutive payment dates ((S) 554 para. (1) clause 1 BGB [German Civil Code], or

(2.2) the Tenant is in default in meeting his payment obligations for a period exceeding more than two payment dates in an amount equal to the rental for two months ((S) 554 para (1) clause 2 BGB [German Civil Code], or

(2.3) the Tenant has to give an affidavit pursuant to (S) 807 ZPO [German Code of Civil Procedure], has initiated out-of-court proceedings serving the settlement of debts or has suspended his payments, or

(2.5) the Tenant is in default with furnishing the security agreed upon and has not furnished such security within an additional period of two weeks.

                                     (S) 5
                         Rental and Inflation Proofing
                         -----------------------------

(1) The monthly rental is composed as follows:

-------------------------------------------------------------------------------------------------
           1,103 m/2/ office space on the 2/nd/ upper floor including
1.1            pro-rata common area at                 18.50/m/2/     = (Euro)     20,405.50
-------------------------------------------------------------------------------------------------
1.2            -    m/2/ filing areas on [  ] at (Euro)               = (Euro)
-------------------------------------------------------------------------------------------------
1.3            -    m/2/ storage areas on [  ] at (Euro)              = (Euro)
-------------------------------------------------------------------------------------------------
1.4            -   m/2/ service areas on [  ] at (Euro)               = (Euro)
-------------------------------------------------------------------------------------------------
1.5        10 parking lots in the underground
               garage "Klosterwall" at  (Euro)       100/lot          = (Euro)      1,000.00
-------------------------------------------------------------------------------------------------
1.6             outside parking lot at (Euro)                         = (Euro)
-------------------------------------------------------------------------------------------------
1.7            -                                                      = (Euro)
-------------------------------------------------------------------------------------------------
1.8            -                                                      = (Euro)
-------------------------------------------------------------------------------------------------
1.9            -                                                      = (Euro)
-------------------------------------------------------------------------------------------------
1.10       subtotal I                                                 = (Euro)     21,405.50
-------------------------------------------------------------------------------------------------
1.11       1,100 advance for ancillary costs
                    ((S) 7)                          2.50/m/2/        = (Euro)      2,757.50
-------------------------------------------------------------------------------------------------
1.12       1,100 advance for heating costs
                    ((S) 8)                          0.50/m/2/        = (Euro)        551.50
-------------------------------------------------------------------------------------------------
1.13       1,100 lump-sum  ((S) 9 para (3))          0.50/m/2/        = (Euro)        551.50
-------------------------------------------------------------------------------------------------
1.14                subtotal II                                       = (Euro)     25,266.00
-------------------------------------------------------------------------------------------------
1.15       plus statutory Value Added Tax
           (at present 16 %)                                          = (Euro)      4,042.56
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
     1.16  total monthly rental                                           = (Euro)  29,308.56
-------------------------------------------------------------------------------------------------

See also (S) 20 para. (2).

(2) The obligation of the Tenant for payment of the rental agreed upon in para. (1) shall commence on the day of Commencement of the Lease. The same applies if, despite a timely information by the Landlord about the hand-over date, the Tenant fails to appear at the hand-over of the Premises or if the hand-over cannot take place because the security has not been furnished.

(3) In case the preconditions for the turnover option of the Landlord pursuant to (S) 9 para. ( 2) UstG [Turnover Tax Law] are not met because the Tenant does not utilise the Premises, in whole or in part, in accordance with the agreement reached in (S) 2 para. (5) of this Lease Agreement, the Landlord shall no longer be obligated to show the turnover tax separately. In such case, the previous gross rental (monthly rental without ancillary and heating costs but plus statutory turnover tax) shall be owed in future as
      (new) monthly rental without showing the turnover tax. In case it should only become known subsequently that the preconditions for the option are not met, the Landlord shall be entitled to correct the invoices issued so far in such a way that the contractual gross rental paid so far corresponds subsequently to the monthly rental (without Value Added Tax). This shall not affect any further claims of the Landlord pursuant to (S) 2 para. (5) of this Lease Agreement.

(4) The rental (exclusive ancillary and heating costs) and the lump-sum agreed upon in (S) 10 para. (3) of this Lease Agreement shall be subject to the following inflation proofing clause:

(4.1) The rental (exclusive ancillary and heating costs) and the lump-sum shall be adjusted effective as at the beginning of the 73/rd/ month after Commencement of the Lease (beginning of the 7/th/ year of the lease) in accordance with the change ( i.e. including the last month of the 6/th/ year of the lease) of the price index for the cost of living of all private households in Germany (1995 = 100; all Germany) determined by the Federal Bureau of Statistics, as compared to the level in the first month of the 6/th/ year of the Lease ("first base month").

(4.2) Thereupon, the amounts mentioned in para. (4.1) shall be changed for each following year of the lease in accordance with the index change between the index level on which the last adjustment was based and the index level in the last month of the year of the lease which has expired, i.e. in each case effective as at the beginning of the first month of the new year of the lease.

(4.3) The foregoing adjustments shall be made automatically so that the amount adjusted to the index change is owed without special demand as of the beginning of each new year of the lease. For as long as the Tenant has not received a written new calculation from the Landlord, the effects of default in payment cannot occur.

(5) The contract parties jointly assume that the above mentioned inflation proofing clause shall be deemed to have been approved in accordance with
      (S) 4 para. (1) of the Regulation on Price Clauses of September 23, 1998 and does not constitute an inadequate disadvantage to either party hereto within the meaning of (S) 2 of the Regulation on Price Clauses. If (S) 4 para. (1) of the Regulation on Price Clauses should not apply and/or a required approval should not be granted, the parties hereto undertake to agree on a regulation which can be approved and which comes as close as possible, economically, to the inflation proofing clause agreed upon in the Lease Agreement.

(7) In case the index mentioned under para. 4.1 above should no longer be continued, should be replaced by another index or should be changed to another basis figure, the index mentioned under para. (4.1) above shall be replaced by the changed index. In all other respects the parties hereto are obligated to each other to also agree upon a provision in this respect which comes as close as possible to the economic effect of the provision agreed upon herewith.

                                     (S) 6
                         Payment of Rental - Security
                         ----------------------------

(1) The rental shall be payable monthly in advance no later than the third business day of the month, free of charge, to the Landlord to his account no. 00 1009 5960 with DG BANK Deutsche Genossenschaftsbank, Hamburg (bank sort code 200 600 00), by stating the tenant's code number. As regards payment in time, the crediting of the amount and not the mailing of same shall be decisive.

(2) In case of default of payment, the Parties shall be entitled to charge default interest pursuant to Sec. 288 (1) German Civil Code. This shall not affect the right of termination of the Landlord pursuant to (S) 4.

(3) The Tenant shall furnish a security by August 10, 2000 amounting to twelve times the monthly rental including advance for ancillary and heating costs as well as the statutory Value Added Tax, i. e. of

                                Euro 351,702.72
                               (= DM 687,897.00)
  (in words: Euro three hundred fifty one thousand seven hundred two 72/100)
(= in words: German Marks six hundred eighty seven thousand eight hundred ninety seven)

     subject to the provisions of

                                 ATTACHMENT 4

     in the form of a security by a German Major Bank.

     In case the security as well as the security that shall be furnished pursuant to Sec. 20 para. 3.3 (b) should not be furnished in time, the Premises will not be handed over. The Tenant shall be responsible for any delays caused thereby; in this connection he shall not be released from his obligation to pay rental (cf. Sec. 20 para. 3.8).

     Tenant shall be entitled to request that the above surety be exchanged against a surety which shall cover the remaining risk of the Landlord (e.g. concerning unpaid operational charges etc.), after the Tenant has duly returned the leased premises.

(4) In case of a sale of the Object, the Landlord shall be entitled and obligated to transfer to the purchaser the security.

(5)  As regards the lien of the Landlord, the statutory provisions shall apply.

                                     (S) 7
                                Ancillary Costs
                                ---------------

(1) The advance for ancillary costs, as agreed upon in (S) 5 above, shall be paid for the ancillary costs described hereinafter. The Tenant shall pay a monthly advance on the ancillary costs listed hereinafter of

                                   Euro 2,757
                                (= DM 5,392.22)
            (in words: Euro two thousand seven hundred fifty-seven)
   (= in words: German Marks five thousand three hundred ninety-two 22/100)

     plus the statutory Value Added Tax.

(2) Ancillary costs within the meaning of this Lease Agreement shall be charges, contributions, fees and costs arising or accruing anew to the Landlord from the property/hereditary building right at the Object and/or the intended utilisation of the property, building or economic unit (the latter includes ancillary buildings, garages/underground garages, equipment and fit outs), in particular the costs

(2.1) for the entire current public charges, real estate tax, garbage removal, collection of usable material, chimney sweeping, sewage, water supply and drainage (including rain water/surface water) as well as the relevant measuring instruments together with their leasing and calibration;

(2.2) for road cleaning, removal of snow and ice/strewing, cleaning and maintenance of pavements, roads, parking lots, garages/underground garages including maintenance of the devices required as well as upkeeping and cleaning of all outside facilities and playgrounds, green and garden areas including the replacement and addition of plants and trees;

(2.3) for cleaning of the building including common areas, -rooms and - equipment, entrance halls, lifts, staircases as well as the other commonly utilised parts of the building, cleaning and upkeeping of outside glass and facade areas as well as vermin control;

(2.4) for the operation and lighting of common areas and -rooms as well as common outside facilities, entrance halls, lifts, staircases, parking lots, garages/underground garages and other commonly used parts of the building including replacement of used means of lighting as well as regular safety control;

(2.5) for the operation and maintenance of common technical equipment and facilities (in particular guidance systems in the building, passenger and freight elevators including emergency facilities in the lifts and leasing of same, elevators, fire warning systems, CO2 warning systems, sprinkler facilities, vents, flues, air-conditioning, ventilation systems, facade elevators, fuel separators, lifting and increase of pressure devices etc.) including all measuring instruments and the leasing and calibration of same as well as for the utilisation of general communication systems (high frequency cable etc.);

(2.6) for all risk insurance coverage of the property (including insurance against loss of rental), for all necessary third-party liability insurances as well as for the safety controls demanded under the insurance contracts;

(2.7) for housekeeper or for housekeeper services rendered by other parties as well as supervision services and doorkeeper;

(2.8) for other costs which can be apportioned as operating costs pursuant to Attachment 3 ad (S) 27 para. (1) of the II. Regulation Concerning Calculation/1/ in the version as valid at the time the costs arise

(3) Ancillary costs within the meaning of this Lease Agreement shall also include the costs for the property management. As regards these costs, a monthly lump-sum in the amount of 4 % (five per cent) of the rental (without advance for ancillary and heating costs, lump-sum pursuant to (S) 10 (3) and Value Added Tax) plus statutory Value Added Tax is agreed upon ("Lump-Sum Management Fee"). The Lump-Sum Management Fee in respect of which no further proof of costs is required shall also be owed if the Landlord manages the object himself.

(4) To the extent that ancillary costs within the meaning of para (2) arise anew or are increased in connection with a proper management, they may be apportioned by the Landlord to the Tenant as of the time they arise or are increased and adequate advance payments may be determined in this respect. To the extent that the Landlord does not have any up-to-date real estate tax assessments, the anticipated charges for real estate tax shall be calculated.

(5) To the extent that the above ancillary costs are apportioned among the tenants of the Object, the Landlord shall determine the allocation key and the allocation period in his discretion by safeguarding the principle of equal treatment of all tenants and by taking into account the applicable statutory provisions. In case of doubt, the accounting for these ancillary costs shall be made in the ratio of the respective Leased Areas of the Premises to the Leased Areas of the Object.

(6) Notwithstanding the foregoing provision, the Landlord shall be entitled to demand from the Tenant - to the extent this is possible from a technical point of view - the direct accounting of the various items of the ancillary costs (e.g. water consumption) from the respective supply company and/or to allocate the costs in accordance with the consumption of the tenants of the Object. The Tenant shall be obligated to always allow free access to the consumption meters and other measuring instruments.

___________________
/1/ Regulation on Calculations four Housing.

(7) The proper removal of refuse, that will not be picked up as house refuse (in particular special refuse and hazardous material as well as bulky refuse such as packaging etc.), shall be the responsibility of the Tenant. The Tenant shall also be responsible for properly storing such refuse temporarily until same has been disposed of. The Landlord shall, however, endeavour to assist in this respect to the extent possible under the local possibilities. Neither refuse containers nor garbage or usable material may be stored outside the areas identified by the Landlord for this purpose.

(8) With respect to the advance payments made by the Tenant, the Landlord shall render an accounting once annually. Any difference between the amount of the advance payments and the amount accounted for in favour of the Landlord/the Tenant shall be offset by the Tenant/Landlord within one month after receipt of the accounting. In case the Tenant should move out during the accounting period, the allocation shall be made with the next accounting, in case of doubt, in the ratio of the rental period to the accounting period. Any objections raised in connection with the correction upon expiration of one year after receipt of the accounting shall be excluded.

(9) If the accounting of the Landlord should show an increase or a reduction of the ancillary costs, the advance payments for the next following accounting period shall be increased and/or reduced adequately.

                                     (S) 8
                                 Heating Costs
                                 -------------

(1) The advance payment for heating costs agreed upon in (S) 5 above is charged for the heating costs as described hereinafter. As advance payment for the heating costs stated hereinafter the Tenant shall pay monthly in advance

                                  Euro 551,50
                                (= DM 1,080.94)
                (in words: Euro five hundred fifty-one 50/100)
             (= in words: German Marks one thousand eighty 94/100)

       plus Value Added Tax.

(2) Heating costs within the meaning of this Lease Agreement shall - to the extent that the following costs arise for the Object - be in particular the costs for fuel and its supply, operating current, servicing, maintenance, supervision and upkeeping of heating-, fuel- and exhaust gas facility, the regular examination of its readiness of operation and safe operation including setting by a specialist, cleaning of facilities and operating rooms, measuring in accordance with the German Law on Protection of Emissions, the leasing or any other kind of granting use of an equipment for measuring consumption as well as the costs for using an equipment for measuring consumption as well as the calibration of same including the costs for the calculation and allocation. In case of remote heating, the heating costs shall include in particular the entire costs of heating supply and the costs for the operation of the pertinent house facilities as well as the costs mentioned above.

(3) To the extent that the Landlord supplies the Premises with warm water, the costs of the warm water supply equipment shall be part of the heating costs. As regards remote warm water, para (2) 2/nd/ sentence shall apply accordingly.

(4) With regard to the advance payments, an accounting will be rendered annually taking into account the Regulation on Heating Costs. In case of remote warm water supply, the pro-rata consumption of the supply of heating used shall exclusively be determined in accordance with sub-measuring instruments calibrated in accordance with the statutory regulations. In all other respects the provisions of (S) 7 shall apply accordingly.

                                     (S) 9
        Breakdown of Heating and Technical Equipment as well as Supply
        --------------------------------------------------------------

(1) In case of breakdown, Acts of God, government decisions or in case of any other impossibility to supply, in whole or in part, the heating of the Object and/or the operation of the technical equipment cannot be demanded. A local shortage of fuel shall also be deemed to constitute an Act of God. The Landlord shall be obligated to immediately take all necessary steps which can be expected of him to have the breakdown remedied. This shall not affect the right of the Tenant to reduce the rental in case of a breakdown of the heating of the Premises and/or the operation of the technical equipment if same is not of a temporary nature.

(2) The Landlord shall be obligated to operate the collective heating system if the weather conditions so require, but at least during the period from October 01 through April 30.

                                    (S) 10
           Maintenance and Use of the Object as well as the Premises
           ---------------------------------------------------------

(1) The Landlord shall be responsible for maintaining the roof and structure of the Object (outside maintenance) and shall bear the costs incurred in connection therewith. "Roof" within the meaning of this provision shall mean the construction of the roof including roofing and the sheet-metal work pertaining thereto (gutters) including front- and side- as well as glass roofs as well as accesses and exits of the roof. "Structure" within the meaning of this provision shall mean load-bearing parts of the building (all foundations, load-bearing walls, supports, columns as well as floor ceilings), the facade together with facade casing and the chimney.

(2)    Furthermore, the Landlord shall be responsible for

(2.1) the maintenance and repair of common areas, of common technical equipment and facilities outside the Premises and the replacement of broken outside panes;

(2.2) the remedy of damage to the building and/or the property caused by third parties, such as visitors or customers of the Tenant;

(2.3) the purchase (including depreciation for wear and tear) of devices for cleaning, removal of snow and ice and the upkeeping of the property and the building including garage/underground garage as well as the upkeeping and cleaning of all outside facilities, such as green and garden areas;

(2.4) the maintenance, upkeeping and repair of bell-, speaking- and door-opening systems.

(3) As lump-sum settlement of Landlord's costs in connection with the measures mentioned under para. (2) above, the Tenant shall pay a monthly amount of Euro 0.50 /m/2/ irrespective of the costs actually incurred to be adjusted in accordance with (S) 5 para. (4) plus the statutory Value Added Tax. This shall not affect any claims for reimbursement of the Landlord against the Tenant on the basis of legal or contractual liability provisions.

(4) Maintenance, upkeeping and repair within the Premises shall be the responsibility of the Tenant and shall be carried out by the latter at his cost. This shall include in particular maintenance, upkeeping and repair of electrical power-, lighting- and bell- systems, sanitary equipment, gas heating system etc., kitchen equipment, fittings, locks, windows (inside), blinds (inside and outside), partitions, air-conditioning equipment and ventilation equipment (to the extent same are located within the Premises). Lighting devices and means of lighting within the Premises shall be replaced by the Tenant at his cost. The Tenant shall be responsible for the regular examination, maintenance and replacement of fire extinguishers within the Premises, even if supplied by the Landlord.

(5) Decoration work within the Premises shall be carried out by the Tenant in regular intervals.

(6) Prior to the installation or alteration of technical equipment which are suited to cause interferences or danger to third parties or the property or the building because of the effects caused by them (e. g. vibrations, noise, smell, oscillations, hazardous material, radiation, dust, gas, disturbance currents), the Tenant shall inform himself about the applicable regulations (including those of the employer's liability insurance) and standards and shall obtain the written consent from the Landlord by submitting such information. The Tenant shall have the right to obtain such consent provided that disadvantageous effects to third parties, the property and the building are excluded. In case such technical equipment should, however, cause interferences to third parties or disadvantages to the property or building, the Landlord may revoke the consent already granted and may demand the removal of such equipment. If such objects should cause damage to the property and/or the building, the Tenant shall reimburse same. The same applies to the installation of heavy apparatuses, machinery, safes etc. in the Premises with respect to the danger caused by them.

(7) To the extent that the Tenant uses hazardous material or hazardous processes within the meaning of (S) 3 a of the Law on Chemicals and/or
       (S) 4 of the Regulation on Hazardous Material, the Tenant shall be obligated to observe all applicable regulations concerning the handling of such hazardous material and processes and to release the Landlord from any risks and governmental claims connected therewith. The Landlord shall be entitled to demand the Tenant to enter into and maintain an adequate third-party liability coverage for the handling of such material and processes. Upon demand by the Landlord, the Tenant shall prove at any time the conclusion, scope of coverage and continued coverage. The Tenant shall reimburse any and all damage caused by any use of hazardous material and processes attributed to him (including their storage).

(8) Damage to the property and building shall be notified to the Landlord or a person instructed by him as soon as the Tenant has noticed same. In case of danger, the Tenant shall himself - to the extent possible - take the necessary steps.

(9) The Tenant shall be liable to the Landlord for any and all damage caused by a violation of the duty of care to which the Tenant is obligated, in particular for improper handling of the equipment, objects and material mentioned under paras. (6) and (7) above.

(10) The Tenant shall immediately remedy any damage for which he is responsible in co-ordination with the Landlord. In case he fails to do so despite a written warning in which an adequate deadline has been set, the Landlord may have the required work carried out at the cost of the Tenant. In case of danger, no written warning with a deadline is required any more.

                                    (S) 11
                                  Subletting
                                  ----------

(1) The subletting of the Premises to third parties, in whole or in part, shall be subject to the prior written consent of the Landlord which the latter is only entitled to refuse for important cause. The subletting, in whole or in part, of the Premises to companies of whose capital the Tenant holds at least 10 %, however, shall be permitted upon conclusion of this Lease Agreement if this letting is not in breach of the non-competition-agreement that the Landlord has agreed with the tenant Regus Business Centre GmbH of which agreement the Tenant is aware.

       The Landlord may revoke a consent granted for reasons in the person or behaviour of such third parties which, if in the person of the Tenant, would entitle the Landlord to terminate the Agreement with immediate effect. The refusal and the revocation of the Landlord's consent, as stipulated above, do not entitle the Tenant to terminate the Agreement in such cases.

(2) In case of subletting or other permission of use, whether approved by the Landlord or not, the Tenant shall assign his claims against the sub-tenant together with any liens to the Landlord upon execution of the Lease Agreement in order to secure all claims of the Landlord under this Lease Agreement; the Landlord will accept such assignment.

(3) In case of subletting or other permission of use, the Tenant shall be liable for any and all acts and omissions of the sub-tenant/user irrespective of his own fault as if this concerned his own behaviour.

                                    (S) 12
      Installations and Alterations by the Tenant as well as Advertising
      ------------------------------------------------------------------
                       and Special Operating Facilities
                       --------------------------------

(1) Installations and alterations in the Premises including affixing/changing of firmly installed fit outs shall be subject to the prior written consent of the Landlord to whom the Tenant shall submit suited plans in advance. The same shall apply to affixing/changing the customary advertising facilities, signs and other special operating facilities outside the Premises. The Landlord may only refuse his consent to such measures for cause and may revoke same under the same preconditions. He may make the consent to the fit outs outside the Premises dependent upon the payment of a utilisation fee. In addition, reference is made to (S) 10 paras. (6) through (10).

(2) The Tenant shall be responsible for obtaining and maintaining the government approvals required for the above mentioned measures and shall also bear any and all costs incurred in connection with the implementation of these measures. To the extent that technical equipment are subject to an acceptance and/or regular examination (e. g. by the TUV [Technical Supervisory Board], the Tenant shall have the acceptance and examination carried out at his own cost and shall prove the implementation of same and the results thereof to the Landlord. Upon termination of the Lease Agreement, the Tenant shall - at the option of the Landlord - restore the original condition or shall leave the installations and alterations and fit outs to the Landlord without compensation.

                                    (S) 13
            Improvements and Structural Alterations by the Landlord
            -------------------------------------------------------

(1) Provided that the Landlord has informed the Tenant in time, the Landlord may also carry out improvements and structural alterations serving the maintenance of the property, building, the economic unit, the aversion of imminent danger or the remedy of defects without Tenant's consent. The same applies to work and structural measures which are not necessary but expedient, in particular the modernisation (within the meaning of adapting the Object to the present standard of buildings) or a better utilisation or improvement (including construction of additional stories). These shall also include alterations which are carried out in connection with a new lease for some rooms and a new design of the Object.

(2) In carrying out the work, the Landlord shall take into account the interest of the Tenant. He shall inform the Tenant in time prior to the commencement of the work and the structural measures and shall introduce his plans for alterations and improvements to the Tenant. The

      Tenant shall allow access to the rooms and areas in the Premises where such measures shall be carried out to the extent he can be expected to do so.

(4) The Tenant may reduce the rental or exercise a right of retention if work is involved which excludes or considerably impairs, in whole or in part, the utilisation of the Premises for the purpose agreed upon. (S) 541 b para. (2) BGB [German Civil Code] shall not apply. Claims for damages of the Tenant shall be limited, subject to the provision of (S) 14.

(5) The Tenant shall tolerate modernisation and improvement measures within the Premises if a date has been arranged in time, to the extent he can be expected to do so. Paras. (1) through (4) shall apply accordingly.

(6) To the extent that the necessity should arise on account of the measures described in para. (1) above, to make other leased areas available to the Tenant, the parties hereto shall reach a separate agreement in this respect in which the Landlord undertakes to bear the costs for relocation.

(7) The Landlord shall be entitled to let the outside facades and roofs of the Object to third parties for advertising purposes etc. safeguarding the justified interest of the Tenant.

                                    (S) 14
             Liability of Landlord - Interference by Third Parties
             -----------------------------------------------------

(1) Claims for damages by the Tenant, including such from pre-contractual obligations and unpermitted acts, may only be asserted to the extent that they are based on

(1.1) intention or gross negligence on the part of the Landlord or his assistants, or

(1.2) the negligent violation of an essential contractual obligation by the Landlord or his assistants, or

(1.3) the lack of a guaranteed quality of the Premises.

(2) The Landlord shall not be liable for interference of the utilisation of the Premises caused by third parties including other tenants of the Object. He shall, however, endeavour to have the interferences that are communicated to him remedied, taking thereby into account the interest of all tenants.

(3) Impairments of the utilisation of the Premises by other circumstances not caused by the Landlord (e. g. re-routing of traffic, raking up of the ground, road blockages, demonstrations, noise-, smell- and dust molestations as well as vibrations) shall only substantiate warranty claims of the Tenant if this involves a substantial impairment to the contractual utilisation of the Premises and the Landlord is not in a position to limit such impairments to an acceptable scope. Short-term impairments of the type mentioned above do not substantiate any warranty claims of the Tenant.

(4) Any and all exclusions from liability and limitations of liability contained in this Agreement shall also be valid in favour of Landlord's assistants.

                                    (S) 15
                                  Insurances
                                  ----------

(1) The Landlord shall be entitled - such costs to be included in the ancillary costs pursuant to (S) 7 para. (2.6) - to buy all-risk-insurance for the building including loss of rental protection of the Landlord and to enter into third-party liability insurances in a scope adequate to the risks.

(2) The Tenant shall be obligated to immediately notify the Landlord in writing of any installations and alterations in or at the Premises increasing the value and in particular of any change in the evaluation of risk within the meaning of the conditions of fire and third party liability insurances. Any add on to the insurance premiums accruing in this respect shall also be borne by the Tenant.

(3) The insurance covering the objects moved into the Premises by the Tenant, including technical equipment and installations, against damage of all kinds shall be concluded by the Tenant. Furthermore, the Tenant shall enter into a burglary and housebreaking insurance and shall maintain same for the duration of the lease.

                                    (S) 16
                              Access to Premises
                              ------------------

The Landlord and persons instructed by him may enter the Premises during ordinary business hours with parties involved, experts or witnesses in order to exercise the statutory lien, to examine the structural condition of the Premises and the functioning and the safety of technical equipment in the Premises, in order to lease the Premises or sell same or in other similar cases. Unless in cases of danger, it is required to arrange a date in due time.

                                    (S) 17
                      Termination of the Lease Agreement
                      ----------------------------------

(1) Until termination of the Lease Agreement, the Tenant shall remedy any damage caused by hazardous material and processes used in connection with the utilisation of the Premises shall carry out the required decoration work, and shall, if necessary, restore the original condition, pursuant to Sec. 12.2 above. At least one month prior to the termination of the Lease Agreement, a joint protocol shall be prepared showing any damage caused by the utilisation, the required decoration work (also to the floor covers) as well as the installations and alterations to be removed by the Tenant, advertising installations, and/or other fit outs.

(2) To the extent that the Premises were handed over to the Tenant upon Commencement of Lease in a renovated condition or the Landlord has reimbursed to the Tenant the renovation costs, the Tenant shall be obligated - in deviation from the regulation reached in para. (1) above - to completely renovate the Premises (with the exception of the pro-rata common areas). This obligation for renovation shall in each case comprise the renewal of wall papers and/or wall and ceiling coatings as well as carpets and similar floor cover, which are subject to wear and tear, in the same quality which existed upon hand over of the Premises. Wall to wall carpeting and other floor covers which are subject to wear and tear only need to be cleaned by experts if they are not older than five years. Colours and samples of carpets and wall papers/wall and ceiling coatings shall be co-ordinated with the Landlord. The Landlord shall be entitled to receive from the Tenant instead of the renovation a payment equal to the renovation costs by a specialist. In case the parties hereto cannot agree on the amount of the renovation costs, a decision in this respect shall be made by a specialist as arbitrator appointed by the local Chamber of Craftsmen. The costs for the arbitrator shall be borne by both parties equally.

(3) Upon termination of the Lease Agreement, the Tenant shall return the Premises in a properly vacated condition in accordance with the provisions of the Lease Agreement with all keys including all additional keys which the Tenant had made and all code cards at the date agreed upon with the Landlord. If the Tenant fails to do so despite a warning in which a further deadline is set, the Landlord shall be entitled to replace the relevant keys at the cost of the Tenant and to have keys and code cards newly made. Upon return of the Premises, the Landlord shall prepare a detailed protocol concerning the condition of the Premises. The Tenant shall personally co-operate in the preparation of the protocol and shall be represented by a person to whom he has granted a written power of attorney.

(4) In case the work to be carried out by the Tenant has not been carried out by the termination of the Lease Agreement, the rental plus ancillary costs shall be paid until the end of the month in which such work is completed. This shall not affect any further claims of the Landlord.

(5) In case the Tenant moves out earlier, the Landlord shall be entitled to also have other repair work and alterations at the Premises carried out which will not result in any claims for credit of rental etc. by the Tenant.

                                    (S) 18
                              Sale of the Object
                              ------------------

(1) The Landlord reserves the right to sell the Object. In such case, he shall cause the purchaser to assume any and all rights and obligations under this Lease Agreement at the date of acceptance of the Object. Subject to the foregoing, the Tenant waives his rights under (S) 571 para 2 BGB [German Civil Code] (liability of the Landlord selling the Premises with regard to the further fulfilment of the Lease Agreement by the Purchaser) upon execution of this Lease Agreement.

(2) In case of a sale of the Object, the Landlord shall be entitled to request the Tenant for a declaration of completeness and shall attach a list of the documents concerning the Lease Agreement. The Tenant shall then be obligated to inform the Landlord in writing within four weeks whether or not the list of the Landlord is complete and correct as regards the facts.

                                    (S) 19
                              General Provisions
                              ------------------

(1) Several natural or legal persons shall be jointly liable for all liabilities under this Lease Agreement.

(2) In case one or several provisions of this Lease Agreement should be or become invalid for whatever reason, this shall not affect the validity of the remaining provisions of the Lease Agreement. In such case, the parties shall endeavour to agree on a valid provision which comes as close as possible to the economic effect of the invalid provisions.

(3) Oral side agreements have not been reached. Amendments of and supplements to this Lease Agreement as well as any other declarations of will to be given by one party to the other party shall be made in writing in order to be effective.

(4) The parties hereto mutually agree to take at any time all acts and make all declarations required in order to meet the statutory requirement of written form, in particular in connection with the conclusion of Addenda, modifications and supplements and not to terminate the Lease Agreement until such time on the grounds that the statutory written form has not been complied with. The contract parties furthermore agree that any non-observance of the written form in deviation from (S) 125 2nd sentence BGB [German Civil Code] shall not affect the validity of the Agreement.

                                    (S) 20
                             Additional Agreements
                             ---------------------

(1)  deleted

(2) All Euro-amounts mentioned in this Lease Agreement may also be paid in the equivalent DM-amounts until December 31, 2001. The rental shown in Euro in
     (S) 5, corresponds to the following DM amounts.

-------------------------------------------------------------------------------------------------
           1,103 m/2/   office space on the 2/nd/ upper floor
      1.1                including pro-rata common area at
                                  36.18/m/2/             =         DM      39,906.54
-------------------------------------------------------------------------------------------------
      1.2         m/2/ filing areas on[  ] at DM         =         DM
-------------------------------------------------------------------------------------------------
      1.3         m/2/ storage areas on [  ] at DM       =         DM
-------------------------------------------------------------------------------------------------
      1.4         m/2/ service areas on [  ] at DM       =         DM
-------------------------------------------------------------------------------------------------
      1.5  10 parking lots in the underground
               garage at DM 195.58/lot                   =         DM       1,955.80
-------------------------------------------------------------------------------------------------
      1.6       outside parking lot at DM                =         DM
-------------------------------------------------------------------------------------------------
      1.7  -                                             =         DM
-------------------------------------------------------------------------------------------------
      1.8  -                                             =         DM
-------------------------------------------------------------------------------------------------
      1.9   -                                            =         DM
-------------------------------------------------------------------------------------------------
     1.10  subtotal I                                    =         DM      41,862.34
-------------------------------------------------------------------------------------------------
     1.11  1,103 advance for ancillary costs
                     ((S) 7)              4.89/m/2/      =         DM       5,393.67
-------------------------------------------------------------------------------------------------
     1.12  1,103 advance for heating costs
                     ((S) 8)               0.98/m/2/     =         DM       1,080.94
-------------------------------------------------------------------------------------------------
     1.13  1,103 lump-sum  ((S) 9 para (3)) 0.98/m/2/    =         DM       1,080.94
-------------------------------------------------------------------------------------------------
     1.14            sub-total II                        =         DM      49,417.89
-------------------------------------------------------------------------------------------------
     1.15  plus statutory Value Added Tax
           (at present 16 %)                             =         DM       7,906.86
-------------------------------------------------------------------------------------------------
     1.16  total monthly rental                          =         DM      57,324.75
-------------------------------------------------------------------------------------------------

(3) In addition to the foregoing contractual provisions the Landlord and the Tenant conclude the special agreements following hereinafter which shall in any case have priority over the foregoing provisions of this Lease Agreement. In case of contradictions, gaps and ambiguities, this Agreement shall be interpreted in such a way that the purpose of the following special agreements is carried out to the extent possible and in all other respects in such a way as the parties would have agreed upon in case of doubt had they realised and taken into account the contradiction, gap and ambiguity when entering into this Lease Agreement.

(3.1) deleted

(3.2) For the first four months after Commencement of Lease pursuant to Sec. 3
      (1) and for the first four months of the second year of the lease, the Tenant does not have to pay any rental. This means that he is released from payment of the rental pursuant to Sec. 5 para. (1) 1.1 through 1.4. During this period, only the lump sum for ancillary-, heating-and repair costs shall be payable as well as the rental for the parking lots plus Value Added Tax. In case that the commencement of the lease is delayed by reasons for which the tenant is responsible, the tenant's objection to pay the complete rental as agreed in Sec. 5 para. (1) shall begin on December 1, 2000, in any case.

(3.3) Upon expiration of the third year of the lease, the Tenant shall be entitled to give extraordinary notice of termination of the Lease Agreement with 6 months' prior notice. In case the Tenant should exercise such special right of termination granted to him, as stated above, he shall reimburse to the Landlord, upon termination of the lease, all incentives granted to him and the refurbishment costs in proportion to the time of his lease, i. e.

      (a) for the rental-free periods granted pursuant to above Section 3.2 four monthly rentals of the first year of the lease and another four rentals for the second year plus Value Added Tax shall be paid;

      (b) the Tenant shall reimburse an amount of 40 % of the refurbishment costs which are expected to be about DM 572,000 plus Value Added Tax. Upon request, the Landlord shall furnish proof with respect to these costs.
           In order to partly secure this amount of reimbursement, the Tenant shall furnish an additional bank guaranty by a German or European Major Bank by August 10, 2000 pursuant to Attachment 5 (also cf. Sec. 20 para. 3.8) in the amount of Euro 67,850 (DM 132,703). The Landlord is obligated to return the surety immediately after the end of the third year of the lease if the Tenant has not exercised its extraordinary right of termination pursuant to this para 3.3.

(3.4) The tenant is hereby given the option to extend this Lease Agreement, by unilateral statement, once by five years ("option period"). The tenant shall exercise the option at least twelve months before the end of the fixed lease period, by letter to the Landlord. If the option is ex-ercised, either party (each for itself) is entitled to request the adaptation of the rental payable hereunder at the beginning of the option period to the market rental for space of similar size, location and landlord-provided improvements, at least six months before the end of the fixed lease term, in writing. If the parties cannot agree on such new rental within three months, an expert to be appointed by the Hamburg Chamber of Commerce - upon application of a party hereto - shall finally decide on the rental that shall be owed as of the commencement of the option period.

(3.5) The rental mentioned in (S) 5 shall be payable for the first year of the lease. In the years following thereafter the following graduated rental for the office areas has been agreed upon as monthly payments:


      2/nd/ year of lease(Euro)     21,232.75       =   DM  41,527.65
      3/rd/ year of lease(Euro)     22,060.00       =   DM  43,145.61
      4/th/ year of lease(Euro)     22,887.25       =   DM  44,763.57
      5/th/ year of lease(Euro)     23,714.50       =   DM  46,381.53

      in each case plus parking, ancillary and heating costs plus lump sum maintenance costs pursuant to Sec. 10 (3) plus Value Added Tax.

(3.6) With regard to the parking lots leased in the underground garage
      "Klosterwall", a term for an indefinite period with a notice period of three months to the end of a calendar quarter has been agreed upon in deviation from the term of this Lease Agreement.

(3.7) The Landlord improves the leased object for the Tenant at Landlord's expense as agreed in the Description of Fit Out (Appendix 3) and the Ground Plan (Appendix 1) subject to any permit by the authorities that may be required. The shown furniture in the plans is only a suggestion but will not be supplied. The authorities have not yet approved the planned improvements of the Tenant. For this reason, demands by the authorities may require a modification of the planning. Claims of the tenant in case the required permit is refused do not exist. Demands by the authorities that cause higher costs of fit out shall be met by the Tenant, at his expense.

      The Description of Fit Out only describes the fit out but does not make any assurance as to the quality of the Premises.

      The Tenant is entitled to cancel this Agreement if the competent authority has not granted the building permit pursuant to Appendices 1 and 3 by July 31, 2000. The Tenant is also entitled to cancel if the plans are approved with additional demands only which substantially impair or make more costly the utilisation of the premises, in the Tenant's opinion. In case that the permit is granted with additional demands, the Tenant is entitled to cancel the Agreement within one week after publication of the demands to him. After this period has lapsed, the right of cancellation is forfeited. In case the Tenant cancels this Agreement, the costs of the application for the building permit shall be borne equally by the Parties. After such cancellation, neither party shall have claims against the other.

(3.8) Instead of submitting a bank surety, the Tenant is entitled to provide the security pursuant to Sec. 6 (3) and the additional security pursuant to Sec. 20 (3.3 b) by opening and pledging to the Landlord a DIFA-investment account with DG Bank Deutsche Genossenschaftsbank, Hamburg. The Tenant agrees that, in case he exercises this choice, he will pay the amount into a trust account - the number of which will be given by the Landlord - with DG Bank Deutsche Genossenschaftsbank Hamburg (BLZ 200 600 00) and will pledge the account to the Landlord as security for all his claims under this Lease Agreement.

(4) ATTACHMENTS 1 through 5, following hereinafter, shall be an integral part to this Lease Agreement.

Hamburg, this __ day of ______      Boston, MA USA, this 22/nd/ day of September

DIFA
DEUTSCHE IMMOBILIEN FONDS
AKTIENGESELLSCHAFT


/s/ Dr. Dieter Brunner              CMGI (UK) LIMITED
-------------------------------
     (Landlord)                     /s/ Andrew J. Hajducky III
                                    -------------------------------

/s/ Rudiger Wunscher                /s/ Thomas B. Rosedale
-------------------------------     -------------------------------
                                    Assistant Secretary